UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 9, 2013
Date of Report (Date of earliest event reported)

AMERICAN EXPLORATION CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-141060	98-0518266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

407, 2nd St. SW Suite 700 Calgary, Alberta, Canada	T2P 2Y3
(Address of principal executive offices)	(Zip Code)

(403) 233-8484
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Stock Purchase Agreement

Effective on May 16, 2013, the Board of Directors of American Exploration Corporation, a Nevada corporation (the “Company”), authorized the execution of that certain stock purchase agreement (the “Stock Purchase Agreement”) with Orange Investments Ltd, a Bahamian limited liability company ("Orange Investments"). In accordance with the terms and provisions of the Stock Purchase Agreement, the Company agreed to sell to Orange Investments up to an aggregate of 60,000,000 shares of its restricted common stock at a purchase price based on the five (5) day weighted average trading price per share times 50% as quoted by the OTC Markets (the "Purchase Price").  In further accordance of the terms and provisions of the Stock Purchase Agreement, once the cash for the Purchase Price is placed in an escrow account by Orange Investments, certificates evidencing the shares of common stock of the Company would be delivered to Orange Investments. As of July 2, 2013, an aggregate of $129,000.00 has been placed by Orange Investments in escrow for the purchase of 60,000,000 shares of common stock of the Company at a per share price of $0.00215.  In the event the price of the purchase shares of common stock in six months is less than the Purchase Price, the Company shall be obligated to make up the difference in the price with shares of its common stock at the then current five day weighted average trading price per share times 50%.

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

In accordance with the terms and provisions of the Stock Purchase Agreement and the placement of $129,000.00 in escrow by Orange Investments, the Board of Directors of the Company authorized the issuance of 60,000,000 shares of restricted common stock to Orange Investments effective July 9, 2013 for aggregate proceeds of $129,000.00.

The share of common stock were sold to Orange Investments, which is an accredited investor as defined in Regulation D, in reliance on Section 4(2) of the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Orange Investments executed the Stock Purchase Agreement wherein it acknowledged that the securities to be issued have not been registered under the Securities Act, that it understood the economic risk of an investment in the securities, and that it had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the securities.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1	Stock Purchase Agreement daed May 16, 2013 between American Exploration Inc. and Orange Investments Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPLORATION CORPORATION

DATE: July 9, 2013	By:	/s/ Steven Harding
	Name:	Steven Harding
	Title:	President/Chief Executive Officer